Exhibit 99.1


For Immediate Release
---------------------

Contact:  Paul Colasono, CFO
Franklin Credit Management Corporation
(201) 604-4402
pcolasono@franklincredit.com
----------------------------


         FRANKLIN CREDIT MANAGEMENT REPORTS THIRD QUARTER 2005 EARNINGS

NEW YORK, November 9, 2005 -- Franklin Credit Management Corporation (Nasdaq:
FCMC - News), a specialty consumer finance company primarily engaged in the acquisition, origination, servicing and resolution of performing, reperforming and nonperforming residential mortgage loans, today announced operating results for the third quarter and first nine months of 2005.

For the three months ended September 30, 2005, total revenues increased 44% to $31.7 million, compared with $22.0 million in the third quarter of 2004. Net income was $1.8 million in the most recent quarter, compared with net income of $2.5 million in the three months ended September 30, 2004.

For the nine months ended September 30, 2005, total revenues increased 72% to $90.7 million, compared with $52.8 million for the nine months ended September 30, 2004. Net income increased to $7.0 million, compared with $6.2 million in the corresponding period of the previous year. The annualized return on average stockholders' equity approximated 23.6% in the first nine months of 2005.

Earnings per diluted share declined to $0.24 in the three months ended September 30, 2005, compared with $0.37 in the year-earlier quarter. The decrease was in part due to an increase in the number of shares outstanding as a result of a stock offering completed during the most recent quarter. In July 2005, FCMC completed a public offering of 1,265,000 additional shares of common stock, raising approximately $12.6 million for the Company, net of offering expenses. Total shares outstanding increased to approximately 7.6 million at September 30, 2005, from 6.1 million shares outstanding at December 31, 2004. Earnings per diluted share increased to a record $1.00 in the nine months ended September 30, 2005, compared with $0.92 per diluted share in the first nine months of 2004.

Total assets increased 10% during the third quarter, to $1.16 billion at September 30, 2005, when compared with total assets as of June 30, 2005. Stockholders' equity totaled $49.9 million, or $6.58 per share, as of September 30, 2005, an increase of 42% since June 30, 2005. The Company's equity-to-assets ratio increased to 4.29% at September 30, 2005, compared with 3.34% at June 30, 2005. The increase in stockholders' equity was principally the result of the Company's recent stock offering.

"We are pleased to report higher revenues and earnings for the nine months ended September 30, 2005, despite the challenges posed by rising short-term interest rates and a flattening yield curve that compressed our net interest income," commented Jeffrey Johnson, chief executive officer of Franklin Credit Management Corporation. "These positive results were driven by substantially higher volumes of loan purchases and non-prime residential mortgage loan originations during the latter half of 2004 and the first three quarters of 2005."

"The 2005 third quarter was an exciting period for Frankin Credit, as we successfully completed our stock offering, listed our stock on the Nasdaq National Market, obtained more favorable rates on new borrowings, and seamlessly moved our administrative and operations functions to a state-of-the-art office facility in Jersey City, New Jersey," continued Johnson. "During the quarter, we also originated a record $106 million of non-prime mortgage loans and purchased loan portfolios with an aggregate principal balance of $121 million."

Higher short-term interest rates - which have risen about 250 basis points since May 2004 - were a leading factor in the net income decline during the most recent quarter, when compared with the same quarter in 2004. While interest income increased 48% in the 2005 third quarter, the improvement was offset by an 81% increase in interest expense, when compared with the prior-year period. In addition, third quarter collection, general and administrative expenses increased 27% from the year-earlier quarter, reflecting the Company's growth during this period. As of September 30, 2005, the Company's cost of borrowings had increased to 6.96%, from 5.31% at September 30, 2004.

Third quarter net income declined to $1.8 million, compared with net income of $2.1 million in the second quarter of 2005. Primary contributors to the sequential quarterly net income decline included a rise in short-term interest rates, which contributed to an increase in interest expense exceeding the increase in interest income; and lower gains on sales of loans originated for sale in the secondary market, which were partially offset by an improvement in collection, general and administrative expenses.

"While our earnings declined in the most recent quarter, primarily due to higher short-term interest rates and a flattened yield curve, we believe that opportunities to originate nonprime loans and acquire nonconforming loans from traditional financial institutions will expand if mortgage rates climb in coming quarters," noted Johnson. "Franklin Credit's business model is designed to manage nonprime and nonconforming loans more efficiently than traditional real estate lenders, and our recent capital raise has positioned the Company to take advantage of a slowdown in the mortgage market."

Shareholders and other interested parties may participate in Franklin's earnings conference call today, November 9, 2005 at 11:00 am EST by dialing 800-370-0898 (international/local participants dial 973-409-9260), and referencing the conference ID 6657445 a few minutes before 11:00 am EST. The call will also be broadcast live on the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=61793&s=wm&e=1155158. A replay of the call will be available through November 16, 2005 by dialing 877-519-4471 (international callers dial 973-341-3080), and the replay Access Code is 6657445. The call will also be archived on the Internet through February 15, 2006 at http://phx.corporate-ir.net/playerlink.zhtml?c=61793&s=wm&e=1155158 and on the Company's website at www.franklincredit.com.

About Franklin Credit Management Corporation

Franklin Credit Management Corporation ("Franklin") is a specialty consumer finance company primarily engaged in two related lines of business -- the acquisition, servicing and resolution of performing, reperforming and nonperforming residential mortgage loans; and the origination of non-prime mortgage loans for the company's portfolio and for sale into the secondary market. Franklin focuses on acquiring and originating loans secured by 1-4 family residential real estate that generally fall outside the underwriting standards of Fannie Mae and Freddie Mac and involve elevated credit risk as a result of the nature or absence of income documentation, limited credit histories, higher levels of consumer debt or past credit difficulties. The company typically purchases loan portfolios at a discount to the unpaid principal balance and originates loans with interest rates and fees calculated to provide a rate of return adjusted to reflect the elevated credit risk inherent in these types of loans. Franklin originates non-prime loans through its wholly-owned subsidiary, Tribeca Lending Corp. and generally holds for investment the loans acquired and a significant portion of the loans originated. The company's executive offices are headquartered in New York City and its new administrative and operations office is located in Jersey City, New Jersey. Additional information on the company is available on the Internet at our website at www.franklincredit.com. Franklin's common stock is listed on the NASDAQ National Market under the symbol "FCMC".

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, and changes in the level of growth in the finance and housing markets; (ii) the status of our relations with our sole lender and the lender's willingness to extend additional credit to us; (iii) the availability for purchases of additional loans; (iv) the availability of sub-prime borrowers for the origination of additional loans; (vi) changes in the statutes or regulations applicable to our business or in the interpretation and enforcement thereof by the relevant authorities; (vii) the status of our regulatory compliance; and
(viii) other risks detailed from time to time in our SEC reports and filings. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the caption "Interest Rate Risk" and "Real Estate Risk" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and "Risk Factors" contained in the Company's S-1 filing, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as other wise required by securities, and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FRANKLIN CREDIT MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)


ASSETS                                                                   September 30, 2005   December 31, 2004
                                                                         ------------------   -----------------

Cash and cash equivalents                                                 $    30,955,578      $    19,648,271
Short-term investments                                                         11,782,171                   --
Notes Receivable:
  Principal                                                                   843,050,111          811,885,856
  Purchase discount                                                           (21,712,793)         (32,293,669)
  Allowance for loan losses                                                   (71,798,576)         (89,628,299)
                                                                          ---------------      ---------------

           Net notes receivable                                               749,538,742          689,963,888

Originated loans held for sale                                                 12,445,385           16,851,041

Originated loans held for investment - net                                    296,757,967          110,496,274

Accrued interest receivable                                                    11,413,166            8,506,252

Other real estate owned                                                        16,576,369           20,626,156

Other receivables                                                               8,509,305            5,366,500

Deferred tax asset                                                                517,166              583,644

Other assets                                                                   11,426,635           10,577,344

Building, furniture and equipment - net                                         3,478,299            1,290,442

Deferred financing costs - net                                                  9,326,456            7,600,942
                                                                          ---------------      ---------------

Total assets                                                              $ 1,162,727,239      $   891,510,754

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued expenses                                   $    15,602,698      $    11,572,764
  Financing agreements                                                         39,125,109           39,540,205
  Notes payable                                                             1,052,684,209          807,718,038
  Deferred tax liability                                                        5,425,663            3,123,865
                                                                          ---------------      ---------------

           Total liabilities                                                1,112,837,679          861,954,872
                                                                          ---------------      ---------------

Commitments and Contingencies

Stockholders' Equity:
  Preferred stock, $.001 par value; authorized 3,000,000;
    issued - none
  Common stock, $.01 par value, 22,000,000 authorized shares;                        --                   --
    issued and outstanding: 7,579,295 in 2005 and 6,062,295 in 2004                75,793               60,623
  Additional paid-in capital                                                   20,650,995            7,354,778
  Retained earnings                                                            29,162,772           22,140,481
                                                                          ---------------      ---------------

           Total stockholders' equity                                          49,889,560           29,555,882
                                                                          ---------------      ---------------

Total liabilities and stockholders' equity                                $ 1,162,727,239      $   891,510,754
                                                                          ===============      ===============

FRANKLIN CREDIT MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                                             Three Months Ended                             Nine Months Ended
                                          September 30,    June 30,       March 31,    September 30,           September 30,
                                             2005           2005           2005            2004            2005          2004
                                         -------------  ------------   ------------   ------------    ------------   ------------
REVENUES
    Interest income                      $ 24,563,184   $ 23,978,328   $ 22,877,198   $ 16,628,125    $ 71,418,710   $ 38,618,733
    Purchase discount earned                3,146,839      2,867,795      2,251,481      2,969,825       8,266,115      6,039,002
    Gain on sale of notes receivable          644,985        665,902           --          229,840       1,310,887      1,074,742
    Gain on sale of originated loans
      held for sale                           542,588      1,026,389        663,704      1,026,372       2,232,681      3,171,801
    Gain (loss) on sale of other real
      estate owned                            535,308        400,402        255,981       (145,846)      1,191,692        227,551
    Prepayments and other income            2,245,954      2,202,930      1,842,916      1,257,141       6,291,800      3,680,559
                                         ------------   ------------   ------------   ------------    ------------   ------------
    Total revenues                         31,678,858     31,141,746     27,891,280     21,965,457      90,711,885     52,812,388
                                         ------------   ------------   ------------   ------------    ------------   ------------

OPERATING EXPENSES
    Interest expense                       18,018,930     16,281,776     13,018,345      9,939,303      47,319,051     20,733,508
    Collection, general and
      administrative                        7,600,208      8,679,188      7,089,544      5,974,354      23,368,940     16,167,756
    Provision for loan losses               1,080,155      1,052,714      1,198,218        728,504       3,331,087      2,436,763
    Amortization of deferred
      financing costs                       1,233,089      1,012,734        692,987        584,916       2,938,810      1,738,043
    Depreciation                              365,170        209,353        205,474        118,590         779,998        368,214
                                         ------------   ------------   ------------   ------------    ------------   ------------
    Total operating expenses               28,297,552     27,235,765     22,204,568     17,345,667      77,737,886     41,444,284
                                         ------------   ------------   ------------   ------------    ------------   ------------

Income before provision for
  income taxes                              3,381,306      3,905,981      5,686,712      4,619,790      12,973,999     11,368,104
                                         ------------   ------------   ------------   ------------    ------------   ------------

Provision for income taxes                  1,538,506      1,797,314      2,615,888      2,102,004       5,951,708      5,176,004
                                         ------------   ------------   ------------   ------------    ------------   ------------

Net income                               $  1,842,800   $  2,108,667   $  3,070,824   $  2,517,786    $  7,022,291   $  6,192,100
                                         ============   ============   ============   ============    ============   ============

Net income per common share:
    Basic                                $       0.26   $       0.35   $       0.51   $       0.43    $       1.09   $       1.05
    Diluted                              $       0.24   $       0.30   $       0.45   $       0.37    $       1.00   $       0.92
                                         ============   ============   ============   ============    ============   ============

Weighted average number of shares
   outstanding, basic                       7,158,406      6,090,628      6,072,295      5,916,527       6,444,943      5,916,527
                                         ============   ============   ============   ============    ============   ============

Weighted average number of
  shares outstanding, diluted               7,825,406      6,958,628      6,870,616      6,815,141       7,043,554      6,749,544
                                         ============   ============   ============   ============    ============   ============